KING WORLD PRODUCTIONS, INC.
                            12400 Wilshire Boulevard
                         Los Angeles, California 90025







                                 July 10, 1998





Mr. Don Prijatel
31758 Kentfield Court
Westlake Village, California 91361

Dear Don:

          This letter, when accepted by you, shall constitute an amendment (the "Third Amendment") to the letter agreement, dated June 23, 1989, as amended September 1, 1991 and September 1, 1995 (as so amended, the "Letter Agreement"), between King World Productions, Inc. (the "Company") and you. All of the definitions of the Letter Agreement shall govern this Third Amendment. The Company and you hereby agree as follows:

1.        The Employment Period shall terminate on August 31, 2001.

2. Your salary compensation for the period (a) from September 1, 1998 through August 31, 1999 shall be payable at the annual rate of $360,000, (b) from September 1, 1999 through August 31, 2000 shall be payable at the annual rate of $378,000 and (c) from September 1, 2000 through August 31, 2001 shall be payable at the annual rate of $397,000.

3. You hereby grant to the Company options to extend the Employment Period for two additional twelve month periods (the "Option Periods") to commence on September 1, 2001 and to end on August 31, 2002, in the case of the first Option Period, and to commence on September 1, 2002 and to end on August 31, 2003, in the case of the second Option Period. The Company may exercise such options by giving you written notice to such effect not later than May 1, 2001, in the case of the first Option Period, and May 1, 2002, in the case of the second Option Period. In the event that the Company elects to exercise the first or both of such options, the terms and provisions of the Letter Agreement, as amended hereby, shall


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          remain in effect and shall apply during the Employment Period as so extended. If the Company shall exercise the option for the first Option Period, the Company shall pay to you, and you shall accept from the Company, salary compensation at the annual rate of $417,000 during such Option Period, and if the Company shall exercise the option for the second Option Period, the Company shall pay to you, and you shall accept from the Company, salary compensation at the annual rate of $442,000 during such Option Period.

4. Subject to the provisions of this paragraph 4, the Company will grant to you a "non-qualified stock option" under the Company's Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "Plan") to purchase 50,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), at an exercise price equal to $26.19 per share, the closing price of the Common Stock on the New York Stock Exchange on the date hereof. You understand and agree with respect to such option that:

               (i) your right to exercise such option shall vest as follows: 20% on August 31, 1999; 20% on August 31, 2000; 20% on August 31, 2001;
          and 40% on August 31, 2003; and

               (ii) if you should cease to be a full-time employee of the Company and any of its subsidiaries or affiliates, then you shall only have the right to exercise the unexercised portion of such option within one month after the date on which you ceased to be so employed and then only to the extent that such portion was vested (pursuant to the foregoing vesting schedule) on the date you ceased to be so employed, and you shall forfeit all other rights to and under such option, provided, however, that if your full-time employment ceases by reason of your death or "disability" (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), then such one month period shall instead be a one-year period following the cessation of your employment,

               The foregoing, as well as such other terms and conditions as the Company shall deem appropriate, shall be set forth in a definitive stock option agreement. Your rights as an optionee shall be governed by the terms and conditions of such agreement and the Plan.

5. Effective September 1, 1998, you shall be employed as President, Advertising and Promotion.



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               Except as modified herein, all terms and provisions of the Letter
          Agreement shall continue in full force and effect.

                                                  Very truly yours,

                                                  KING WORLD PRODUCTIONS, INC.


                                                  By:     /s/ Jonathan Birkhahn
                                                     --------------------------

Accepted:


     /s/ Don Prijatel
---------------------------
         Don Prijatel



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